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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NEWPARK RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 16, 2003

Dear Fellow Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Wednesday, June 11, 2003, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana 70002. Both your Board of Directors and I hope you will be able to attend.

      There are three items on this year’s agenda to which we direct your attention: (1) to elect eight directors to the Board; (2) to consider and act upon a proposal to adopt the 2003 Long Term Incentive Plan; and (3) to ratify the selection of auditors. These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

      Whether or not you plan to attend the meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares may be voted in accordance with your wishes.

Sincerely,

JAMES D. COLE
Chairman of the Board and Chief
Executive Officer

NEWPARK RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2003

To the Stockholders of Newpark Resources, Inc.

      The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation (“Newpark”), will be held on Wednesday, June 11, 2003, at 10:00 a.m., Central Daylight Time, in Conference Room B at I Lakeway Center, 3900 North Causeway Blvd., Metairie, Louisiana, for the following purposes:

(1) To elect a Board of Directors;

(2) To consider and act upon a proposal to adopt the 2003 Long Term Incentive Plan;

(3) To consider and act upon a proposal to ratify the selection of auditors; and

(4) To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on April 15, 2003 will be entitled to notice of and to vote at the meeting and any adjournments of the meeting.

      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
NEWPARK RESOURCES, INC.

Edah Keating
Secretary

Metairie, Louisiana

Dated: April 16, 2003

NEWPARK RESOURCES, INC.

3850 North Causeway Blvd., Suite 1770
Metairie, Louisiana 70002

PROXY STATEMENT

April 16, 2003

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. (“Newpark”), for the Annual Meeting of Stockholders to be held on June 11, 2003, and any postponements or adjournments of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to stockholders on or about April 16, 2003.

      Any stockholder giving a proxy may revoke it before it is voted by notifying the Secretary of Newpark in writing before or at the meeting, by providing a proxy bearing a later date, or by attending the meeting and expressing a desire to vote in person. Subject to this revocation, all proxies will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted “FOR” the directors nominated by the Board of Directors, “FOR” the proposal adopting the 2003 Long Term Incentive Plan, “FOR” the ratification of the selection of auditors and, in the discretion of the persons acting as proxies, upon any other matters.

      Your cooperation in promptly returning the enclosed proxy will reduce Newpark’s expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

      Only stockholders of record at the close of business on April 15, 2003 are entitled to receive notice of and to vote at the meeting. On that date, Newpark had outstanding 77,850,887 shares of common stock, each of which is entitled to one vote upon each proposal presented at the meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business.

      A plurality of the votes cast is required for the election of directors, while the affirmative vote of a majority of the shares of common stock outstanding on the record date is required to approve each of the other matters to be acted upon at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes, if any, are not counted as votes cast in the election of directors but will have the same legal effect as votes against each of the other proposals to be acted upon at the Annual Meeting.

      The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by Newpark. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Newpark, but no additional compensation will be paid to these individuals on account of these activities. Newpark will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

ELECTION OF DIRECTORS

Nominees and Voting

      Eight directors are to be elected at the Annual Meeting. All directors hold office until the next Annual Meeting and until their respective successors are elected and qualified. Directors need not be stockholders. The Board of Directors has nominated for election as directors the eight persons named below, all of whom have indicated that they are able and willing to serve as directors. All nominees are incumbent directors.

      The Board of Directors recommends that the stockholders vote “FOR” the election of its nominees. Unless directed otherwise, the Board’s proxies intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the Board’s proxies will vote instead for such other person or persons as the Board of Directors may recommend.

      The following table sets forth certain information as of April 15, 2003, with respect to the Board’s nominees:

		Director
Name of Nominee	Age	Since

James D. Cole	62	1976
Alan J. Kaufman	65	1987
James H. Stone	77	1987
Wm. Thomas Ballantine	58	1993
David P. Hunt	61	1995
Roger C. Stull	62	2000
F. Walker Tucei, Jr.	60	2003
Jerry W. Box	64	2003

Business Experience of Directors During the Past Five Years

      James D. Cole joined Newpark in 1976, serving as Executive Vice President until May 1977, when he was elected President and Chief Executive Officer. Mr. Cole served as President of Newpark until the appointment of Mr. Ballantine as President in September 2000. Mr. Cole has served as a director since joining Newpark and was elected Chairman of the Board of Directors in April 1996.

      Alan J. Kaufman, who retired in May 1997, had been engaged in the private practice of medicine since 1969. Dr. Kaufman is a neurosurgeon.

      James H. Stone is Chairman of the Board of Stone Energy Corporation, which engages in oil and gas exploration.

      Wm. Thomas Ballantine joined Newpark in December 1988, serving as Vice President of Operations, and was elected Executive Vice President in 1992. He was elected a Director of Newpark in October 1993 and President and Chief Operating Officer of Newpark in September 2000.

      David P. Hunt joined Newpark’s Board of Directors in November 1995. Prior to joining Newpark and until his retirement in 1995, Mr. Hunt was employed by Consolidated Natural Gas Company for 32 years, having most recently served as President and Chief Executive Officer of New Orleans based CNG Producing Company, an oil and gas exploration and production company.

      Roger C. Stull joined Newpark’s Board of Directors in June 2000. Mr. Stull is currently a principal in Stull Investments, L.L.C., a private investment company formed by Mr. Stull in August 1998. From 1963 until the company was sold in August 1998, Mr. Stull was the principal stockholder and the Chairman of the Board and Chief Executive Officer of Penhall International, Inc., one of the largest renters and operators of specialty equipment for the industrial market, particularly the construction industry, in the United States.

      F. Walker Tucei, Jr. was elected to Newpark’s Board of Directors in January 2003. Mr. Tucei retired from Arthur Andersen LLP in 1999 after more than 35 years in public accounting, and remains active in business and civic affairs in the New Orleans area. Mr. Tucei is past President and currently serves as Chairman of the Trust Fund and Treasurer of the Southeast Louisiana Boy Scouts of America. Mr. Tucei also previously served as the Chairman and President of the World Trade Center of New Orleans, and he continues to serve as Chairman of its Long-Range Planning Committee. Mr. Tucei is a member of the Audit and Budget Committee of the Archdiocese of New Orleans, served as Treasurer and as a member of the Executive Committee of The Business Council of New Orleans, and has served on numerous other civic and governmental boards and councils.

      Jerry W. Box was elected to Newpark’s Board of Directors in March 2003. Mr. Box retired as President and Chief Operating Officer of Oryx Energy Company in 1999, after more than 30 years in the oil and gas exploration industry. Mr. Box also currently serves on the boards of Magnum Hunter Resources, an independent exploration and development company traded on the New York Stock Exchange, and Ascent Energy, a privately held oil and gas development company based in McKinney, Texas.

      No family relationships exist between any of the directors or officers of Newpark.

Meetings of the Board of Directors and Committees

      Newpark maintains an Audit Committee, the current members of which are David P. Hunt, Alan J. Kaufman, Roger C. Stull and F. Walker Tucei, Jr. The Audit Committee recommends a firm of independent auditors to examine Newpark’s consolidated financial statements based on an annual performance evaluation and a determination of the auditors’ independence, reviews the general scope of services to be rendered by the independent auditors, reviews the financial condition and results of operations of Newpark and makes inquiries as to the adequacy of Newpark’s financial and accounting controls. The Audit Committee met five times during 2002.

      Newpark maintains a Compensation Committee whose current members are David P. Hunt, Alan J. Kaufman, James H. Stone, Roger C. Stull and Jerry W. Box. The Compensation Committee administers Newpark’s stock option plans and is responsible for establishing and administering the compensation for the executive officers of Newpark. The Compensation Committee met twice during 2002 and took action by unanimous written consent three times.

      Newpark’s Board of Directors held six meetings during 2002, including two telephonic meetings, and took action by unanimous written consent five times. Each director attended at least 75% of the meetings of the Board of Directors and of each committee on which he served.

Compensation of Directors

      In 2002, each Newpark director who was not otherwise employed full time by Newpark received an annual retainer of $15,000, paid quarterly, $1,500 for each board meeting attended and $500 for each committee meeting attended. No payments were made to directors for telephonic board meetings or for actions by written consent. All directors were reimbursed for travel expenses incurred in attending meetings of the Board and committee meetings. The same compensation arrangements will apply in 2003.

      Pursuant to the provisions of the 1993 Non-Employee Directors’ Stock Option Plan, as amended, each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the stockholders or the Board of Directors), automatically will be granted a stock option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The plan also provides for the automatic additional grant to each non-employee director of stock options to purchase 10,000 shares of common stock each time the non-employee director is re-elected to the Board. In accordance with the provisions of this plan, on June 11, 2002, the date of their re-election to the Board at the 2002 Annual Meeting, Messrs. Hunt, Kaufman, Stone and Stull were each granted a stock option to purchase 10,000 shares of common stock at an exercise price of $6.87 per share, the fair market value of the common stock on the date of grant. In addition, on January 29, 2003, the date of his initial election to the

Board, Mr. Tucei was granted a stock option to purchase 10,000 shares of common stock at an exercise price of $4.24, the fair market value of the common stock on that date. On March 12, 2003, the date of his initial election to the Board, Mr. Box was granted a stock option to purchase 10,000 shares of common stock at an exercise price of $4.37, the fair market value of the common stock on that date. Assuming their re-election to the Board at the 2003 Annual Meeting, Messrs. Box, Hunt, Kaufman, Stone, Stull and Tucei will each receive an additional 10,000 share option on June 11, 2003 at an exercise price equal to the fair market value of the common stock on the date of grant.

Corporate Governance

      Newpark’s Board of Directors has long followed, both formally and informally, corporate governance principles designed to ensure that the Board and its committees are able to provide informed, competent and independent oversight of Newpark. In light of the enactment of the Sarbanes-Oxley Act and the proposed new listing standards by the New York Stock Exchange, the Board is currently reviewing Newpark’s corporate governance policies and committee charters to ensure that the Board continues to meet fully its responsibilities to Newpark’s stockholders and the investing public.

      Once new listing standards have been adopted by the NYSE and approved by the Securities and Exchange Commission (“SEC”), the Board intends to consider and adopt new corporate governance principles, new guidelines for determining the independence of its members and revised committee charters. As part of this process, the Board also will review the composition of its committees and qualifications of the members of those committees. At this time, the Board expects that all of the current members of both the Audit Committee and the Compensation Committee will, as they do today, fully qualify as “independent” directors under the listing standards and SEC rules. Newpark also expects that each of the Board’s committees will consist of individuals who possess the requisite qualifications and expertise to meet the corporate governance standards established under the Sarbanes-Oxley Act, SEC rules and NYSE listing standards.

EXECUTIVE OFFICERS

      As of April 15, 2003, the executive officers of Newpark, their ages and positions are as follows:

Name	Age	Position

James D. Cole	62	Chairman of the Board and Chief Executive Officer
Wm. Thomas Ballantine	58	President and Chief Operating Officer
Matthew W. Hardey	50	Vice President of Finance and Chief Financial Officer

      For a description of the business experience of Messrs. Ballantine and Cole during the past five years, see “ELECTION OF DIRECTORS — Business Experience of Directors During the Past Five Years”, above.

      Matthew W. Hardey joined Newpark in May 1988 as Treasurer and Assistant Secretary and was elected Vice President of Finance and Chief Financial Officer in April 1991. From 1973 until joining Newpark, Mr. Hardey was employed in the commercial banking business.

OWNERSHIP OF COMMON STOCK

      The following table sets forth information with respect to the beneficial ownership of Newpark’s outstanding common stock as of April 15, 2003, by (i) each person who is known by Newpark to be the beneficial owner of more than five percent (5%) of Newpark’s outstanding common stock (based on Schedules 13G filed with the Securities and Exchange Commission), (ii) each director and each nominee for director of Newpark, (iii) the executive officers of Newpark named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law.

	Shares
	Beneficially Owned(1)

Name and Address of Beneficial Owner	Number	Percent

Liberty Wanger Asset Management(2)	6,857,000	8.81%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
State Street Research & Management Company	5,241,500	6.73%
One Financial Center, 30th Floor
Boston, MA 02111-2690
Credit Suisse Asset Management, LLC	4,415,000	5.67%
466 Lexington Avenue
New York, NY 10017
Alan J. Kaufman(3)	930,226	1.19%
James D. Cole(4)	813,922	1.05%
James H. Stone(5)	801,634	1.03%
Matthew W. Hardey	230,792	*
Wm. Thomas Ballantine	225,229	*
Roger C. Stull	165,934	*
David P. Hunt	130,934	*
F. Walker Tucei, Jr.	10,000	—
Jerry W. Box	0	—
All directors and executive officers as a group (9 persons)	3,705,155	4.72%

*	Indicates ownership of less than one percent.

(1)	Includes shares which may be purchased upon the exercise of stock options which are exercisable as of April 15, 2003, or become exercisable within 60 days thereafter, for the following: Dr. Kaufman — 79,934 shares; Mr. Cole — 33,334 shares; Mr. Stone — 49,934 shares; Mr. Hardey — 170,000 shares; Mr. Ballantine — 213,334 shares; Mr. Stull — 15,934 shares; Mr. Hunt — 112,934 shares; and all directors and executive officers as a group — 675,404 shares.

(2)	Shared voting and shared dispositive power with respect to all 6,857,000 shares.

(3)	Includes 14,000 shares held in a Trust of which the beneficiaries are children of Dr. Kaufman and 12,600 shares held by his spouse. Dr. Kaufman disclaims beneficial ownership of these shares.

(4)	Includes 280,000 shares held by four separate Trusts of which Mr. Cole is a Trustee and of which the beneficiaries are children of Mr. Cole. Mr. Cole disclaims ownership of the 280,000 shares held by the four Trusts.

(5)	Includes 32,700 shares held either as custodian for or in a trust of which the beneficiaries are children of Mr. Stone. Also includes 4,000 shares held in a partnership in which a company controlled by Mr. Stone is the majority partner, and 100,000 shares owned by the Stone Family Fund, LLC, of which Mr. Stone is the sole managing member and holds a 4% membership interest.

EXECUTIVE COMPENSATION

      The following table summarizes all compensation paid to Newpark’s Chief Executive Officer, Newpark’s President and Chief Operating Officer and Newpark’s Vice President of Finance and Chief Financial Officer (the only executive officers of Newpark) for services rendered in all capacities to Newpark for the years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options/SARs(1)	Compensation(2)

James D. Cole	2002	$280,000	$0	100,000	$9,848
Chief Executive Officer	2001	280,000	280,000	—	7,938
	2000	280,000	0	—	10,050
Wm. Thomas Ballantine	2002	220,000	0	85,000	7,652
President and Chief	2001	220,000	110,000	—	6,618
Operating Officer	2000	220,000	0	20,000	10,050
Matthew W. Hardey	2002	170,000	0	75,000	4,947
Vice President of Finance	2001	170,000	85,000	—	5,894
and Chief Financial Officer	2000	170,000	0	20,000	6,323

(1)	Number of shares of common stock underlying options granted on January 2, 2002 under the 1995 Incentive Stock Option Plan.

(2)	Includes contributions by Newpark to a defined contribution 401(k) Plan of $5,492 in 2002 and $5,100 in 2001 and 2000 for Mr. Cole, $4,815 in 2002 and $5,100 in 2001 and 2000 for Mr. Ballantine, and $4,119 in 2002, $5,100 in 2001 and $4,827 in 2000 for Mr. Hardey. Additional amounts indicated represent excess group term life insurance premiums paid by Newpark for the benefit of each of the named executive officers.

Option Grants in Last Fiscal Year

      The following table sets forth certain information at December 31, 2002 and for the year then ended with respect to stock options granted to the individuals named in the Summary Compensation Table above. No options have been granted at an option price below the fair market value of the common stock on the date of grant.

					Potential Realizable
					Value at Assumed Annual
	Number of	Percentage of			Rate of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(3)
	Options	Employees in	Price Per	Expiration
Name	Granted(1)	2002	Share(2)	Date	5%	10%

James D. Cole	100,000	8.40%	$7.70	01/02/09	$313,000	$731,000
W. Thomas Ballantine	85,000	7.14%	$7.70	01/02/09	$266,050	$621,350
Matthew W. Hardey	75,000	6.30%	$7.70	01/02/09	$234,750	$548,250

(1)	The options are non-statutory stock options granted on January 2, 2002 under the 1995 Incentive Stock Option Plan and first become exercisable on January 2, 2003, vesting at the rate of one-third per year over the three years following the date of grant.

(2)	At the discretion of the Compensation Committee, the exercise price may be paid by delivery of shares of common stock owned by the executive valued at the fair market value on the date of exercise, and the tax withholding obligations related to the exercise of the stock options may be satisfied by offset of the underlying shares, subject to certain conditions. The Compensation Committee retains the discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(3)	The potential realizable value shown under these columns represent the future value of the options (net of the exercise price) assuming the market price of the common stock appreciates annually by 5% and 10%, respectively. These rates of appreciation are prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Newpark’s common stock.

Option Exercises in Last Fiscal Year and Year-End Value

      The following table sets forth information for the named executive officers with respect to the exercise of stock options during 2002 and the unexercised stock options held by them as of December 31, 2002. In November 2002, Mr. Ballantine and Mr. Hardey voluntarily relinquished options to purchase 20,000 shares of common stock granted to them in January 1998, in order to make these option shares available to other key employees of Newpark. Accordingly, these options, which had an exercise price of $14.00 per share, are not included in the table below.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
	Shares		December 31, 2002		December 31, 2002
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Cole	—	—	0	100,000	0	0
Wm. Thomas Ballantine	—	—	185,000	75,000	0	0
Matthew W. Hardey	32,600	$101,472	145,000	85,000	0	0

Equity Compensation Plan Table

      The following table sets forth certain information with respect to the compensation plans Newpark maintained as of December 31, 2002 under which its equity securities may be issued to employees or non-employees, including under any individual compensation arrangements:

	(a)	(b)	(c)

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	6,266,214 (1)	$7.41	705,991	(2)(3)
Equity compensation plans not approved by security holders(4)	75,636	0	0

Total	6,341,850		705,991

(1)	Includes options issued under the 1988 Incentive Stock Option Plan, the 1993 Non-Employee Directors’ Stock Option Plan and the 1995 Incentive Stock Option Plan.

(2)	Includes 313,222 shares remaining available for purchase under Newpark’s 1999 Employee Stock Purchase Plan. Also includes 73,700 shares remaining under the 1993 Non-Employee Directors’ Stock Option Plan and 319,069 shares remaining under the 1995 Incentive Stock Option Plan. No additional options may be issued under the 1988 Incentive Stock Option Plan.

(3)	Does not include 887,879 additional shares that became available under the 1995 Incentive Stock Option Plan on January 1, 2003 pursuant to a formula that increases the number of shares of common stock issuable under the 1995 Incentive Stock Option Plan by an amount equal to 1.25% of the number of shares of common stock outstanding as of the end of the immediately preceding year, subject to a maximum plan limit of 8,000,000 shares.

(4)	Consists of shares issued under the Long-Term Stock and Cash Incentive Plan.

      The equity compensation plan not approved by stockholders indicated in the above table is the Long-Term Stock and Cash Incentive Plan adopted by Newpark in March 1997. By policy, Newpark has limited participation in this Plan to certain key employees of companies acquired since March 1997. Each award under the plan consists of a grant of shares of stock or an amount of cash to be paid on a deferred basis subject to a restriction period, typically three or four years. A maximum of 676,909 shares of common stock and a maximum of $1,500,000 in cash may be awarded pursuant to this plan. At December 31, 2002, $1,418,000 had been awarded and 676,909 shares of common stock had been issued under the Plan, with 75,636 of these shares remaining subject to restriction.

Employment Agreement and Change-In-Control Arrangements

      James D. Cole serves as Chairman of the Board and Chief Executive Officer of Newpark pursuant to an employment agreement that automatically renews for successive one-year periods unless terminated by either party. Mr. Cole receives an annual base salary of $280,000 and is entitled to an annual bonus equal to 5% of Newpark’s pre-tax profit (as defined in the employment agreement), subject to a maximum of such year’s base salary. However, given Newpark’s performance in 2002 and the fact that no bonuses were going to be paid to any of Newpark’s other executive officers for 2002, the Compensation Committee and Mr. Cole agreed to modify Mr. Cole’s employment agreement to provide that no bonus would be payable to him for 2002 regardless of the amount of Newpark’s pre-tax profit for 2002. Based on the recommendations of an independent compensation consultant retained by the Compensation Committee in 2002, effective January 1, 2003, Mr. Cole’s base salary under his employment agreement was increased to $320,000.

      In March 2003, Newpark entered into agreements with Mr. Cole, Mr. Ballantine and Mr. Hardey, under which the executive officer will be entitled to certain payments from Newpark if the executive’s employment is terminated following a change in control of Newpark, unless the termination is (i) because of the executive’s death or disability, (ii) by Newpark for “Cause” (as defined in the agreements) or (iii) by the executive other than for “Good Reason” (as defined in the agreements). The agreements provide for a payment to the executive of two times the executive’s base salary and the maximum incentive opportunity available to them under Newpark’s incentive compensation plan for the fiscal year immediately preceding the change in control, reduced to the extent necessary to prevent the payments made to the executive from exceeding the limits imposed by Section 280G of the Internal Revenue Code of 1986 (the “Code”). The agreements also provide for accelerated vesting of all stock options, performance restricted stock awards and deferred compensation upon termination following a change in control, as well as outplacement counseling and continued life and health insurance coverage for two years following termination. No termination benefit is required to be paid if the executive’s employment terminates prior to a change in control.

Audit Committee Report

      The Audit Committee of the Board of Directors is composed of four independent directors who satisfy the requirements of independence as established by the New York Stock Exchange listing standards and the Securities and Exchange Commission. While each member of the Audit Committee has experience in financial and accounting matters, the Board of Directors has determined that Mr. Tucei and Mr. Hunt are financial experts as defined under the rules recently adopted by the Securities and Exchange Commission. Mr. Tucei was added to the Audit Committee in March 2003, and thus did not participate in the Audit Committee activities during 2002.

      The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was included as an appendix to Newpark’s 2001 Proxy Statement. As noted above, the Board intends to review the Audit Committee charter in connection with its overall review of Newpark’s corporate governance principles.

      Newpark’s management is responsible for Newpark’s internal accounting controls, financial reporting process and compliance with laws and regulations and ethical business standards. Newpark’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of Newpark’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In keeping with that responsibility, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Newpark’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. In addition, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

      Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Newpark’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, the selection of Ernst & Young LLP as Newpark’s independent auditors for the 2003 fiscal year. See “SELECTION OF AUDITORS” for additional information on the decision to again appoint Ernst & Young LLP as Newpark’s independent auditors.

      Aggregate fees for professional services rendered to Newpark by Ernst & Young LLP for the year ended December 31, 2002 were $347,278, consisting of the following:

Audit Fees	Audit-Related Fees	Tax Fees	All Other Services

$219,878	—	$127,400	—

      Tax fees for the year ended December 31, 2002 were for services related to preparation of tax returns and tax planning and advice.

      Ernst & Young LLP was first elected as Newpark’s auditors in June 2002, and Newpark did not pay any fees to Ernst & Young LLP for the year ended December 31, 2001.

      Newpark’s Audit Committee has not yet enacted pre-approval policies and procedures for audit and non-audit services. Therefore, this proxy disclosure does not include pre-approval policies and procedures and related information. Newpark is early-adopting components of the auditor fee disclosure requirements, which requirements first become effective for periodic annual filings for fiscal years ending after December 15, 2003.

Alan J. Kaufman David P. Hunt	Roger C. Stull F. Walker Tucei, Jr.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors sets Newpark’s compensation policies applicable to executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors, and administers Newpark’s stock option plans. The current members of the Compensation Committee are Messrs. Hunt, Kaufman, Stone, Stull and Box, each of whom is a non-employee director. Mr. Box was added to the Compensation Committee in March 2003, and thus did not participate in the Compensation Committee’s activities during 2002. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

Chief Executive Officer Compensation

      Mr. Cole’s compensation for 2002 was based on his rights under his employment agreement with Newpark. This employment agreement was entered into in 1990 and provided for an initial term which expired on January 1, 1993. Thereafter, the employment agreement automatically renews for successive one-year periods unless terminated by either party. Mr. Cole received a base salary of $280,000 in 2002 under the Employment Agreement.

      In keeping with Newpark’s objective of rewarding executive officers based on corporate performance, Mr. Cole’s employment agreement also provides for a bonus equal to 5% of Newpark’s pre-tax profit, subject to a maximum bonus equal to the amount of Mr. Cole’s base salary. By excluding from the calculation of pre-tax profit any capital gains and focusing instead on income from operations, the employment agreement attempts to focus on the long-term prospects of Newpark. However, given Newpark’s performance in 2002 and the fact that no bonuses were going to be paid to any of Newpark’s other executive officers for 2002, the Compensation Committee and Mr. Cole agreed to modify Mr. Cole’s employment agreement to provide that no bonus would be payable to him for 2002 regardless of the amount of Newpark’s pre-tax profit for 2002.

      Mr. Cole also participates in Newpark’s defined contribution plan and in Newpark’s stock option program. As no stock options had been granted to Mr. Cole since 1995, in January 2002, the Compensation Committee granted Mr. Cole a stock option to purchase 100,000 shares of common stock.

Executive Officers Compensation

      The compensation of executive officers other than Mr. Cole for 2002 was determined initially by Mr. Cole, subject to review and approval by the Compensation Committee. In determining salaries, Mr. Cole and the Compensation Committee considered available information about the pay scales of companies of similar size in the oilfield services industry. The Compensation Committee believes that the salaries of these executive officers for 2002 are comparable to the salaries of executive officers with similar responsibilities at other oilfield services companies. Given the performance of Newpark as a whole and the performance of individual operating units during 2002, no bonuses were paid to any of the executive officers for 2002.

      Newpark’s incentive stock option program provides additional incentives to key employees to work to maximize stockholder value and provides a link between the interests of senior managers and stockholders. By utilizing vesting periods, the option program encourages key employees to remain in the employ of Newpark and provides a long-term perspective to the compensation available under the option program. The Compensation Committee granted stock options to both Mr. Ballantine and Mr. Hardey in January 2002.

Compensation for 2003

      During 2002, the Compensation Committee engaged an independent compensation consultant, Resources Consulting Group, to do a market comparison of the base salaries of Newpark’s executive officers and to make recommendations to the Compensation Committee on how to replace Newpark’s existing compensation structure with compensation that is more performance-based. In a report issued in December 2002, the consultant recommended some increases to the base salaries of the executive officers to reflect a middle market position, and recommended a number of performance-based programs. These programs were adopted by the Compensation Committee and approved by the Board in March 2003, including the 2003 Long Term Incentive Plan being submitted to stockholders for approval at the Annual Meeting and the change in control agreements described above. Information about the other performance-based compensation programs adopted by the Board will be contained in the Compensation Committee report to be included in the Proxy Statement for Newpark’s 2004 Annual Meeting.

Internal Revenue Code Amendments

      The Compensation Committee continues to consider the anticipated tax treatment to Newpark regarding the compensation and benefits paid to its Chief Executive Officer and the other executive officers of Newpark in light of the 1993 addition to Section 162(m) of the Code. The Compensation Committee will from time to time consider changes to Newpark’s compensation structure, including amendments to its equity-based incentive plans, necessary to preserve the deductibility of all compensation paid by Newpark which is subject to Section 162(m) of the Code. While Newpark does not expect to pay its executive officers compensation in 2003 in excess of the Section 162(m) deductibility limit, the Board of Directors and the Compensation

Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

     2003 Membership

      If the Board’s nominees are elected at the Annual Meeting, the Board intends to appoint David P. Hunt, Alan J. Kaufman, James H. Stone, Roger C. Stull and Jerry W. Box to serve on the Compensation Committee.

David P. Hunt Alan J. Kaufman James H. Stone	Roger C. Stull Jerry W. Box

Performance Graph

      The following graph reflects a comparison of the cumulative total stockholder return of Newpark common stock from December 31, 1997 through December 31, 2002 with the New York Stock Exchange Market Value Index, Newpark’s broad equity market index, and the Media General Oil & Gas Equipment/ Services Index, Newpark’s peer group index. The graph assumes that the value of the investment in Newpark common stock and each index was $100 on December 31, 1997 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or indicate possible future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

OF NEWPARK RESOURCES, INC., NEW YORK STOCK EXCHANGE MARKET
VALUE INDEX, AND MEDIA GENERAL OIL & GAS EQUIPMENT/SERVICES INDEX

	1997	1998	1999	2000	2001	2002

Newpark Resources, Inc.	100.00	38.93	35.00	54.65	45.14	24.86
Peer Group Index	100.00	51.42	68.98	95.20	67.03	62.36
Broad Market Index	100.00	118.99	130.30	133.40	121.52	99.27

APPROVAL OF 2003 LONG TERM INCENTIVE PLAN

      On March 12, 2003, the Board of Directors unanimously adopted the 2003 Long Term Incentive Plan (the “2003 Plan”), subject to approval by the stockholders at the 2003 Annual Meeting. Under the 2003 Plan, awards of share equivalents will be made at the beginning of overlapping three-year performance periods. These awards will vest and become payable in Newpark common stock if certain performance criteria are met over the three-year performance period. The Board believes that the performance-based awards under the 2003 Plan will increase the value of the stockholders’ investment in Newpark by providing Newpark’s senior management team with a financial incentive to lead Newpark to above average long-term performance.

Summary of the 2003 Plan

      The following summary of the material terms of the 2003 Plan is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. Please refer to Exhibit A for more detailed information about the 2003 Plan.

      Administration. The 2003 Plan is administered by Newpark’s Compensation Committee. The Compensation Committee will have full power, discretion and authority to administer, interpret and construe the 2003 Plan and any award or agreement made pursuant to the Plan.

      Eligibility. Employees of the Company and its subsidiaries whose responsibilities and decisions materially affect the growth, performance or profitability of the Company, as determined by the Compensation Committee, will be eligible for awards under the 2003 Plan. For the initial performance period, the Compensation Committee intends to limit participation in the 2003 Plan to corporate executive officers and business unit presidents with broad management responsibilities.

      Types of Awards. Each award under the 2003 Plan will consist of common stock equivalents that vest and become payable in common stock upon Newpark’s attainment of certain performance goals over a three-year performance period. The Compensation Committee has initially determined that a new three-year period will begin each January 1, with the first performance period starting January 1, 2003. The awards may contain any other terms and conditions specified by the Compensation Committee.

      Shares Subject to the 2003 Plan. Subject to adjustment upon a stock split, stock dividend or other recapitalization event, the maximum number of shares of common stock that may be issued under the 2003 Plan is 1,000,000. The common stock issued under the 2003 Plan will be from authorized but unissued shares of Newpark’s common stock, although shares issued under the 2003 Plan that are reacquired by Newpark due to a forfeiture or any other reason may again be issued under the 2003 Plan.

      Size of Awards. The maximum number of shares of common stock that may be granted to any one eligible employee during any calendar year will be 50,000.

      Award Agreements. Each award granted under the 2003 Plan will be evidenced by a written agreement in a form approved by the Compensation Committee. Each agreement will set forth the performance measures that the Compensation Committee establishes for the vesting of that award.

      Performance Criteria. The business criteria that the Compensation Committee may use to set the performance objectives for an award under the 2003 Plan include the following: total stockholder return, return on equity, growth in earnings per share, profits and/or return on capital within a particular business unit, regulatory compliance metrics, include worker safety measures, and other criteria as the Compensation Committee may from time to time determine. The performance criteria may be stated relative to other companies in the oil service sector industry group.

      Initially, the Compensation Committee has determined that the performance criteria it will use are (i) Newpark’s annualized total stockholder return compared to its peers in the PHLX Oil Service SectorSM (OSXSM) industry group index published by the Philadelphia Stock Exchange and (ii) Newpark’s average return on equity over the three-year period. Partial vesting occurs when Newpark’s performance achieves “expected” levels, and full vesting occurs if Newpark’s performance is at the “over-achievement” level for both performance measures, in each case measured over the entire three-year performance period. No shares vest if Newpark’s performance level is below the “expected” level, and straight-line interpolation will be used to determine vesting if performance is between “expected” and “over-achievement” levels. For the initial performance period, the following performance levels have been adopted:

		Average Return
	Annualized Total	on Equity	Portion of Contingent
	Stockholder Return (50%)	(50%)	Award Vested

Expected level	50th percentile of OSX SM industry group	8%	20%
Over-achievement level	75th percentile of OSX SM industry group	14%	100%

      Termination of Employment. Participants whose employment terminates before the end of a performance period will forfeit all unvested performance awards. However, the Compensation Committee, in its discretion, may provide for early vesting of all or a portion of the award if termination is because of death, disability, normal retirement or termination by Newpark without cause. The Compensation Committee has determined that the initial awards under the 2003 Plan will provide for pro-rata vesting if the participant’s employment terminates because of death, disability, normal retirement or termination by Newpark without cause.

      Change of Control. The award agreement may provide for accelerated vesting upon a merger, consolidation, an acquisition of substantially all of the Newpark’s assets, or a takeover of Newpark. The Compensation Committee intends to include these change in control protections in substantially all of the awards under the 2003 Plan.

      No Assignment of Awards. No right or interest in the common stock underlying an award made under the 2003 Plan may be pledged, encumbered or hypothecated to any party other than Newpark. Unvested awards may not be assigned or transferred other than by will, the laws of descent or under a domestic relations order. The Compensation Committee, in its discretion, may permit other transfers that, in the judgment of the Compensation Committee, do not result in accelerated taxation.

      Amendment and Termination. The Board of Directors may suspend, amend or terminate the 2003 Plan at any time, although stockholders must approve any amendment or modification that would materially increase the benefits accruing to participants, materially increase the number of securities which may be issued under the 2003 Plan or materially modify the eligibility requirements.

      U.S. Federal Income Tax Consequences. Under present Federal income tax laws, a participant will not realize taxable income when an award of stock equivalents is made under the 2003 Plan, and Newpark will not be entitled to a deduction at that time. When and if the underlying shares of common stock vest, the participant will realize taxable compensation income equal to the then fair market value of the shares of common stock, and Newpark will have a corresponding deduction, subject to the limitations imposed under Section 162(m) of the Code. Newpark intends that awards under the 2003 Plan will constitute performance-based compensation for purposes of Section 162(m). After vesting of the shares, any appreciation or depreciation is treated as a short-term or long-term capital gain or loss to the participant and will not result in any deduction by Newpark.

      Newpark has the right to require a participant to pay Newpark the amount of any taxes that Newpark is required to withhold with respect to the grant or vesting of any award under the 2003 Plan. Newpark may permit or require a participant to satisfy tax withholding obligation by paying cash, by having Newpark withhold an amount from the participant’s cash compensation, by withholding shares from the shares of common stock issued under the award, or by any other method deemed appropriate by the Compensation Committee. The use of shares of Newpark common stock to satisfy any withholding requirement will be treated, for Federal income tax purposes, as a sale of those shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined.

      Any acceleration of the vesting or payment of awards under the 2003 Plan upon a change in control of Newpark may cause part or all of the consideration involved to be treated as an “excess parachute payment”

under the Code, which may subject the participant to a 20% excise tax and cause the award to be non-deductible by Newpark.

      The preceding discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the 2003 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2003 Plan.

      Accounting Treatment. Newpark will recognize an estimated compensation charge at the time of the grant of an award, based on the value of the underlying shares at that time, with the estimated cost spread over the applicable performance period. The overall estimated cost of the award must be revised quarterly to reflect changes in the stock value and the performance to date. Under this approach, a different compensation expense amount will be recorded in each period. If there is a forfeiture of any award for which an expense has been recorded, Newpark must reverse the expense charge.

      New Plan Benefits. The following table sets forth information regarding the awards made by the Compensation Committee under the 2003 Plan with respect to the persons or groups indicated. These awards were made subject to stockholder approval of the 2003 Plan at the Annual Meeting.

NEW PLAN BENEFITS

2003 LONG TERM INCENTIVE PLAN

	2003 Long Term Incentive Plan

Name and Position	Dollar Value($)(1)	Number of Units(2)

James D. Cole, Chief Executive Officer	$217,500	50,000
Wm. Thomas Ballantine, President and Chief Operating Officer	$130,500	30,000
Matthew W. Hardey, Vice President of Finance and Chief Financial Officer	$130,500	30,000
Executive Group	$478,500	110,000
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$348,000	80,000

(1)	Represents an estimate of the value of the underlying award shares as of December 31, 2002, the last trading day before the beginning of the performance period (January 1, 2003).

(2)	Represents the maximum number of shares of common stock that could be issued upon full vesting of the award if Newpark’s performance is at the “over-achievement” level for both performance measures.

      The Board of Directors recommends that you vote “FOR” approval of the 2003 Long Term Incentive Plan.

SELECTION OF AUDITORS

      Based on the recommendation of the Audit Committee, the Board of Directors has again selected the accounting firm of Ernst & Young LLP to serve as independent auditors for the current fiscal year. Ernst & Young LLP has served as Newpark’s independent auditors since June 27, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

      On June 27, 2002, upon the recommendation of the Audit Committee, Newpark dismissed Arthur Andersen LLP (“Arthur Andersen”) as its independent public accountants. The dismissal of Arthur Andersen and appointment of Ernst & Young were reported in a current report on a Form 8-K filed with the SEC on July 2, 2002.

      Arthur Andersen’s reports on Newpark’s consolidated financial statements for the years ended December 31, 2000 and December 31, 2001 and the interim period through June 27, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

      During Newpark’s two most recent fiscal years ending December 31, 2001 and during the interim period through June 27, 2002, there were (i) no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make a reference to the subject matter of the disagreement(s) in connection with Arthur Andersen’s report; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Newpark provided Arthur Andersen with a copy of the foregoing disclosures.

      The Board of Directors recommends that the stockholders vote “FOR” the ratification of its selection of Ernst & Young LLP as Newpark’s auditors.

MISCELLANEOUS

Stockholder Proposals

      Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by Newpark by December 31, 2003, to be considered by Newpark for inclusion in Newpark’s proxy statement and form of proxy relating to that meeting. Proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002.

Compliance with Section 16(a) of the Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires Newpark’s officers and directors, and persons who own more than ten-percent of a registered class of Newpark’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Newpark with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of these forms furnished to Newpark, or written representations that no Forms 5 were required, Newpark believes that during the period from January 1, 2002 to December 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that an acquisition of shares by Mr. Stone was reported late on Form 4.

Other Matters

      Neither Newpark nor any of the persons named as proxies knows of matters other than those described above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board.

      Newpark’s Annual Report on Form 10-K for the year ended December 31, 2002 accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

      While you have the matter in mind, please complete, sign and return the enclosed proxy card.

EXHIBIT A

NEWPARK RESOURCES, INC.

2003 LONG TERM INCENTIVE PLAN

1.	Purpose

      The Newpark Resources, Inc. 2003 Long Term Incentive Plan (the “Plan”) is intended (i) to increase the value of the stockholders’ investment in Newpark Resources, Inc. (“Newpark”) by improving Newpark’s performance and profitability; and (ii) to retain, attract and motivate management employees, executive officers and other corporate and divisional officers (all of who are sometimes collectively referred to herein as “Employees”) of high caliber and potential by providing them with incentives for outstanding performance. The Plan provides for the award of long-term incentives to those Employees who make substantial contributions to Newpark by their loyalty, industry and invention. Unless the context indicates otherwise, references to “Newpark” herein shall be deemed to include reference to the subsidiary of Newpark that actually employs the affected Employee.

2.	Shares Subject to the Plan

      The maximum number of shares of Common Stock of Newpark (the “Stock”) that may be issued pursuant to the Plan shall be 1,000,000, subject to adjustment pursuant to the provisions of Section 7. If shares of Common Stock issued under the Plan are reacquired by Newpark due to a forfeiture or for any other reason, such shares shall be cancelled and thereafter shall again be available for purposes of the Plan.

3.	Administration

      3.1     The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of Newpark (the “Board”). Each member of the Committee shall be (a) a “Non-Employee Director” as that term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 (the “Exchange Act”), (b) an “independent director” as defined under the rules of the New York Stock Exchange, as they may be amended from time to time, except as may otherwise be permitted by such rules, and (c) an “outside director” under Regulation Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), but no action of the Committee shall be invalid if this requirement is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of Newpark’s By-Laws and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.

      3.2     The Committee shall have full power, discretion and authority to administer, interpret and construe the Plan and any award or agreement made pursuant to the Plan, and to prescribe and rescind rules, regulations and policies for administration of the Plan. The Committee’s actions, interpretations and constructions with regard to the Plan shall be final, conclusive and binding on all persons for all purposes.

      3.3     No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award pursuant to it. Newpark shall indemnify and hold harmless each member of the Committee and the Board, and the estate and heirs of each such member, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or Board member or his or her estate or heirs may suffer as a result of any act or omission to act in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

4.	Eligibility

      Employees of Newpark and its subsidiaries whose responsibilities and decisions, in the judgment of the Committee, materially affect the growth, performance or profitability of Newpark shall be eligible to be granted awards under the Plan. Such an employee shall become a participant in the Plan (a “Participant”) upon designation as a Participant by the Committee, in its sole discretion.

5.	Grants of Awards and Award Agreements

      5.1     Subject to the provisions of the Plan, the Committee shall (i) grant awards pursuant to the Plan, (ii) determine the number of shares of Common Stock subject to each award, (iii) determine the terms and conditions (which need not be identical) of each award, (iv) establish and modify performance criteria for awards, and (v) make all of the determinations necessary or advisable with respect to awards under the Plan.

      5.2     Each award under the Plan shall consist of Stock equivalents (“Deferred Stock”) that vest and become payable in Stock upon the meeting of performance criteria over a three-year performance period, as established by the Committee. The Committee may grant awards of Deferred Stock in such amounts, at such times, and to such Employees as the Committee, in its discretion, may determine; provided, however, that, subject to adjustment as provided in Section 7, the maximum number of shares of Stock which may be granted to any one Employee during any one calendar year shall be [50,000.] Each award granted under the Plan shall be evidenced by a written agreement (a “Deferred Stock Agreement”), in a form approved by the Committee and executed by Newpark and the Participant to whom the award is granted.

      5.3     The Committee may provide for accelerated vesting upon the satisfaction of such performance goals or other criteria as the Committee may determine, upon the occurrence of a Change of Control or such other events as the Committee shall determine, or upon a Participant’s death, disability, retirement at or after normal retirement age or the termination of the Participation’s employment with Newpark by Newpark without “Cause.” For purposes of this Section 5.3, “Cause” shall mean:

(a) the conviction of Participant for a felony or other crime involving fraud and/or moral turpitude;

(b) dishonesty, willful misconduct or material neglect, which neglect causes material harm to Newpark, of Participant with respect to Newpark or any of its subsidiaries;

(c) any intentional act on the part of Participant that causes material damage to Newpark and/or its subsidiaries’ reputation;

(d) appropriation (or an overt act attempting appropriation) of a material business opportunity of Newpark or its subsidiaries by Participant;

(e) misappropriation (or an overt act attempting misappropriation) of any funds of Newpark or its subsidiaries by Participant;

(f) the failure of Participant to follow the reasonable and lawful written instructions or policy of Newpark with respect to the services to be rendered and the manner of rendering such services by Participant, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or

(g) the failure of Participant to perform or observe any of the material terms or conditions of Participant’s employment other than by reason of illness, injury or incapacity, provided Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

      A “Change of Control” shall be deemed to occur if: (i) a “Takeover Transaction” (as defined below) occurs; or (ii) any election of directors of Newpark takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in the office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors or its nominating committee immediately preceding such election; or (iii) Newpark effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets. A “Takeover Transaction”

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shall mean (i) a merger or consolidation of Newpark with, or an acquisition of Newpark or all or substantially all of its assets by, any other corporation or entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of Newpark immediately prior to such transaction continue to constitute a majority of the Board of Directors or other governing body of the surviving corporation or entity (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors or other governing body of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of Newpark’s then outstanding securities.

      5.4     The Committee may modify or amend any award under the Plan or waive any restrictions or conditions applicable to such awards. Notwithstanding the foregoing, the Committee may not undertake any modifications, amendments or waivers if the effect thereof materially adversely affects the rights of any Participant without his or her consent.

6.	Terms and Conditions of Awards

      6.1     Shares of Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested pursuant to a vesting schedule and/or performance criteria set by the Committee and the Committee has determined that the relevant schedule has been met and/or the performance criteria achieved. Unless otherwise provided by the Committee, a Participant shall have no rights as a stockholder of Newpark with respect to such Deferred Stock until such time as the award has vested and the Stock underlying the award has been issued.

      6.2     The Committee may designate whether any award of Deferred Stock is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). The performance measures that may be used by the Committee for awards of Deferred Stock shall be based on any one or more of the following, as selected by the Committee:

(a) Total stockholder return of Newpark compared to that of the PHLX Oil Service Sector industry group, or such other peer group selected by the Committee in its discretion from time to time (the “Peer Group”);

(b) Newpark’s return on equity compared to that of the Peer Group;

(c) Growth in Newpark’s earnings per share (EPS);

(d) Profits and/or return on capital within a specified business unit of Newpark;

(e) The OSHA reportable incident rate within a specified business unit of Newpark; and

(f) Such other criteria as the Committee shall from time to time determine.

For awards intended to be “performance-based compensation” under Code Section 162(m), the grant of the awards and the establishment of performance measures shall be made during the period required under Code Section 162(m).

      6.3     No right or interest of a Participant in the Stock underlying a Deferred Stock award may be pledged, encumbered, or hypothecated to or in favor of any party other than Newpark or an affiliate of Newpark, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than Newpark or an affiliate of Newpark. No unvested Deferred Stock award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation and is

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otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards.

7.	Adjustments

      In the event of any subdivision or consolidation of outstanding Stock or declaration of a dividend payable in Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Stock, the Committee may adjust proportionally the number of shares of Stock reserved under this Plan, the maximum number of shares of Stock that may be subject to awards granted to any one individual during a calendar year, and the number of shares of Stock covered by outstanding awards denominated in Stock. In the event of any consolidation or merger of Newpark with another corporation or entity or the adoption by Newpark of a plan of exchange affecting the Stock or any distribution to holders of Stock of securities or property (other than normal cash dividends or dividends payable in Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event.

8.	Withholding Taxes

      Newpark shall have the right, at the time of a Participant’s taxation, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to an award under the Plan (“Tax Liability”), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Participant to tender a cash payment to Newpark, (ii) by withholding from the Participant’s cash compensation, (iii) by withholding shares from the shares of Common Stock issued under the Deferred Stock award, valued as of the date the shares are withheld, or (iv) by any other method deemed appropriate by the Committee.

9.	Amendment and Termination

      The Board may at any time suspend, amend or terminate the Plan. No such action shall adversely affect any outstanding Deferred Stock Agreement without the Participant’s written consent. No amendment or modification of the Plan may be adopted, except by stockholder approval, which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to Section 7) or (c) materially modify the requirements as to eligibility for participation in the Plan.

10.	Miscellaneous

      10.1     Nothing in this Plan or any award granted hereunder shall confer upon any employee any right to continue in the employ of Newpark or interfere in any way with the right of Newpark to terminate his or her employment at any time.

      10.2     No award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of Newpark for the benefit of its employees.

      10.3     The Plan and the grant of awards under it shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

      10.4     The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

      10.5     Each Deferred Stock Agreement shall inure to the benefit of the Participant and the Participant’s heirs, representatives and successors and shall be binding on Newpark and each successor (direct or indirect, whether by purchase, merger, consolidation or otherwise).

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      10.6     No Stock issued under the Plan may be resold unless and until any applicable registration or qualification requirements of federal and state securities laws and all other requirements of law or any regulatory bodies having jurisdiction over such resale have been fully complied with. Newpark shall have no obligation to file any Registration Statement covering resales of the Stock.

11.	Misconduct of a Participant

      Notwithstanding any other provision of the Plan, if a Participant commits fraud or dishonesty toward Newpark, wrongfully uses or discloses any trade secret, confidential data or other information proprietary to Newpark or intentionally takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion, such Participant shall forfeit all unvested Deferred Stock previously awarded to him or her under the Plan.

12.	STOCKHOLDER APPROVAL AND TERM OF PLAN

      The effective date of the Plan shall be March 12, 2003, subject to approval by the stockholders of Newpark on or before December 31, 2003. If stockholder is not timely obtained, all awards made under the Plan shall be null and void and all shares of Stock issued thereunder, and any dividends and other distributions declared or paid thereon, shall be forfeited to Newpark without any payment with respect thereto. No awards may be granted under the Plan after March 12, 2013.

      IN WITNESS WHEREOF, this 2003 Long Term Incentive Plan has been executed as of March 12, 2003.

NEWPARK RESOURCES, INC.

James D. Cole
Chairman and CEO

5

ANNUAL MEETING OF STOCKHOLDERS OF

NEWPARK RESOURCES, INC.

June 11, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

* Please detach and mail in the envelope provided. *

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	( ) Jerry W. Box
( ) William Thomas Ballantine
☐	WITHHOLD AUTHORITY	( ) James D. Cole
	FOR ALL NOMINEES	( ) David P. Hunt
( ) Alan J. Kaufman
☐	FOR ALL EXCEPT	( ) James H. Stone
	(See instructions below)	( ) Roger C. Stull
( ) F. Walker Tucei, Jr.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN

2.	Proposal to adopt the 2003 Long Term Incentive Plan.	☐	☐	☐

3.	Proposal to ratify the selection of auditors.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE ADOPTION OF THE 2003 LONG TERM INCENTIVE PLAN, FOR THE RATIFICATION OF AUDITORS, AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NEWPARK RESOURCES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2003

     The undersigned, revoking any previous proxies for such stock, hereby appoints James D. Cole and Edah Keating, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of NEWPARK RESOURCES, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC. to be held on June 11, 2003, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned on the reverse side and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)